Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-126959) of China Automotive Systems, Inc. of our report dated March 30, 2016 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers ZhongTian LLP
PricewaterhouseCoopers ZhongTian LLP
Shanghai, People’s Republic of China
March 30, 2016